UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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BLACKROCK ESG CAPITAL ALLOCATION TERM TRUST

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BlackRock ESG Capital Allocation Term Trust (NYSE: ECAT) Delivering superior shareholder returns with proven Board oversight

ECAT’s independent Board with BlackRock as investment advisor are the best choice for shareholders THE FACTS ARE CLEAR: Change is NOT warranted ECAT was built for retail investors seeking income and total return and offers unique 1 structural benefits to shareholders ECAT is a top performing fund, delivering exceptional results to shareholders on all 2 measurable metrics ECAT’s Board is qualified, independent and proactive in driving superior shareholder 3 returns 4 ECAT’s governance is appropriate and proven, generating superior shareholder returns 2

ECAT by the numbers – superior shareholder returns driven by a proactive Board Higher Return on Higher Yield on Net 2 3 1 1 Narrower Discount Lower Expense Ratio Market Price Asset Value (1 1 2023 – 3 31 2025) NAV discount range since DMP (5 3 2024) 23.3% (0.7%) 2.2% (3.1%) (6.8%) 23.7% 11.5% (8.3%) 1.5% 14.6%13.0% 1.4% (10.7%) (14.7%) ECAT 2 year ECAT Peers ECAT Peers ECAT Peers Peers Median Benchmark CURRENT Peers High Superior performance supported by a proactive Board continually seeking to enhance shareholder value: Managed distribution plan Discount management program Limited term providing 100% (DMP) liquidity at NAV Source: Morningstar as of 3 31 2025; Note: See appendix for peer set and Benchmark inclusions; 1 Total shareholder return on price is annualized for periods longer than 1 year, assuming dividends are reinvested; 2 High and low metrics reflect maximum and minimum NAV discounts since announcement of DMP on 5 3 2024; 3 Broadridge data as of 3 31 2025. Represents actual total expenses excluding 3 investment related expenses & taxes and 12B-1 Non-12B-1 service fees

ECAT was built for retail investors seeking income and total return and offers unique structural benefits to shareholders

BlackRock is an industry leader and structured ECAT, under the Board’s oversight, to meet shareholders’ evolving needs Starting in 1988, BlackRock established a leadership position in CEFs through continuous innovation and a relentless focus on addressing client needs CEFs offer a unique value proposition to their shareholders “Closed” structure: Stable capital allowing greater investment flexibility, enables PMs to stay invested and limits forced selling Managed distribution: Consistent and predictable distributions over time and across market cycles Intraday liquidity: Access to less liquid and illiquid strategies, with ability to sell if needed; share price driven by variety of factors Innovative shareholder value enhancing features in ECAT Private markets exposure: Launched ECAT with private investment exposure, democratizing private equity and debt Guaranteed liquidity at NAV: Implemented contingent limited-term in ECAT with guaranteed liquidity to shareholders by 2033 Discount management: Implemented ongoing plan to mitigate the Fund’s discount No upfront fees: BlackRock covered 100% of initial costs at IPO, traditionally borne by investors ECAT’s investment risk management expertise: Best-in-class Aladdin risk management platform, backed by 450+ dedicated investment professionals across the globe 5

ECAT's Board represents all shareholders, the vast majority of which are individuals seeking consistent distributions

ECAT is focused on enhancing value for all our shareholders

Based on conversations, shareholders continue to choose ECAT to ensure they have adequate and predictable distributions to plan for their financial futures

Shareholders in ECAT	
32,733	***Beneficial holder accounts***[1]
~$47K	***Average position size***[1]
$110K	***Median income*** *of all CEF shareholders*[2]
65	***Average age*** *of ECAT shareholders*[3]
~71%	***60+ years of age*** *of ECAT shareholders*[3]

Source: FactSet, SEC filings, Public sources

Note: [1] As of record date 4/3/2025, inclusive of Saba ownership; [2] Source ICI as of 2/25/2025; [3] Demographic data based on public sources

BlackRock 6

ECAT is a top performing fund, delivering exceptional results to shareholders on all measurable metrics

Award-winning ECAT investment team

Portfolio Managers



Rick Rieder
39 years of experience
Portfolio Manager



Russ Koesterich, CFA
30 years of experience
Portfolio Manager



Sarah Thompson, CFA
30 years of experience
Portfolio Manager



Randy Berkowitz, CFA
22 years of experience
Portfolio Manager

Backed by a roster of experienced & dedicated analysts

Macro Research

Macro analysts leverage BlackRock's global resources, provide daily market insights, and implement strategic & tactical trading positions

Fundamental Security Selection

Fundamental analysts, primarily segmented by global equity industry, have the flexibility to recommend securities across the capital stack

Quantitative Strategies

Quantitative research analysts implement systematic strategies & style factor tilts, calibrate portfolio exposures, and monitor risk

Sustainability

ESG investment analysts on platform provide sustainable insights and metrics across single securities, broader themes and asset classes

Industry analysts cover opportunities across regions, sectors, and the corporate capital stack

Consumer Discretionary	Consumer Staples	Energy / Materials	Financials/ REITS	Healthcare	Industrials / Utilities	Media / Telecom	Technology

Incorporates specialized investment expertise from BLK Global Fixed Income

Global Rates	U.S. IG Corp Credit	U.S. HY Corp Credit	Non-US Credit	Securitized	Emerging Markets

Leverages the breadth and scale of BlackRock

BlackRock Investment Institute (BII)	Aladdin®	Trading & Liquidity	Risk & Quantitative Analysis (RQA)

Source: BlackRock as of 3/31/2025

BlackRock. 8

Total shareholder returns ECAT is a top performing fund in its peer group and has outperformed its benchmark over all time periods Total Return on Market Price 1 year 2 year 3 year Since inception (4 1 2024 – 3 31 2025) (4 1 2023 – 3 31 2025) (4 1 2022 – 3 31 2025) (9 28 2021 – 3 31 2025) ECAT vs. peers (233bps) +172bps +747bps +190bps ECAT vs. benchmark +400bps +505bps +637bps +85bps 16.4% 14.7% 12.6% 11.4% 11.5% 10.3% 6.3% 5.1% 4.9% 4.0% 4.0% 3.0% 1 year 2 year 3 year Since Inception ECAT Peers Benchmark Source: Morningstar as of 3 31 2025 Note: See appendix for peer set and Benchmark inclusions; Inception as of 9 28 2021 (earliest available premium (discount) to NAV data); Total shareholder return on price annualized for periods longer 9 than 1 year (assumes dividends are reinvested)

NAV discount ECAT’s Board has proactively addressed the discount Through Board actions, including distribution rate increases and the implementation of a discount management program, ECAT’s discount is now among the lowest in its peer group Range of Discount Since Implementation of DMP in 2024 HIGH (0.7%) (3.1%) 3 31 2025 (6.8%) ECAT has a built-in (8.3%) opportunity for liquidity at LOW NAV in year 12 (2033), setting (10.7%) it apart from 91% of CEFs, (14.7%) including the majority of peers ECAT Peers Average (5.6%) (11.1%) Source: Morningstar as of 3 31 2025 Note: See appendix for peer set and Benchmark inclusions; High and low metrics reflect maximum and minimum NAV discounts since announcement of DMP on 5 3 2024 10

Distributions ECAT’s distribution rate sets it apart from peers and drives investor demand Yield on Net Asset Value Distribution Rate Growth since Inception 3.1x 23.3% 11.5% ECAT Peers (0.5x) ECAT Peers Source: Morningstar as of 3 31 2025 Note: See appendix for peer set and Benchmark inclusions; Inception as of 9 28 2021 (earliest available premium (discount) to NAV data) 11

Fees and expenses ECAT’s expense ratio is lower than peers Total Expense Ratio 2.2% 1.4% 1.5% ECAT Peer Group (Median) Peer Group (High) Source: Broadridge data as of 3 31 2025 Note: See appendix for peer set and Benchmark inclusions; Represents the actual total expenses excluding investment related expenses & taxes and 12B-1 Non-12B-1 service fees 12

ECAT’s Board is qualified, independent and proactive in driving superior shareholder returns

ECAT’s Board has the comprehensive set of skills needed to effectively oversee the Fund R. Glenn W. Carl Cynthia L. Robert Lorenzo A. Stayce D. J. Phillip Catherine A. John M. Arthur P. Hubbard Kester Total Egan Fairbairn Flores Harris Holloman Lynch Perlowski Steinmetz Chair Vice Chair Independent no conflicts 8 Registered closed-end fund 10 Sustainability 10 Other investment fund 7 asset management Other finance and accounting 10 Risk management and 9 experience compliance Skills Retail or retirement market 6 Executive leadership 8 Public service or academic 6 positions Public company board 6 Consulting 6 Source: Public sources, FactSet 14

ECAT’s Board is the best choice for shareholders Key Board Characteristics Trustee Skills Scorecard1 Statistics Genuinely independent Chair and Trustees Skills Experience Current Trustees Any new trustees identified by independent Independent No conflicts 8 Governance Committee, advised by 80% external search firm Registered Closed-end Fund 10 Independent Years of investment company and CEF Sustainability 10 governance experience Other Investment Fund Asset Mgmt. 7 Unrelenting and unconflicted focus on protecting and enhancing all shareholder Other Finance & Accounting 10 40% interests Risk Mgmt. & Compliance 9 Trustees refreshed Extensive investment experience since IPO in 2021 Retail or Retirement Market 6 Extensive finance and accounting Executive Leadership 8 experience Public Service or Academic 6 Extensive risk and compliance experience 50% Public Company Board 6 Gender ethnic Extensive public company and Board governance experience Consulting 6 diversity ECAT’s Board is the BEST choice for shareholders Source: Public sources, FactSet Note: 1 Scorecard reflects skills of 10 Fund Trustees 15

Rigorous governance and oversight of the Fund The Fund’s Board meets regularly with its portfolio management team to assess performance and fund positioning Trustees serve on multiple committees that thoroughly examine all aspects of the Fund’s management Committee Structure Assists the Fund’s Board in monitoring trading of the Fund, identifies factors that Discount may be causing the Fund to trade at a discount, engages with BlackRock and the Fund’s Board on actions to reduce the discount Reviews information on, and makes recommendations to the Fund’s Board in Robust and Performance respect of, the investment objectives, policies and practices of the Fund and Oversight fulsome reviews information from BlackRock on the investment performance of the Fund Assists the Fund’s Board in fulfilling its oversight responsibilities relating to the committee Audit accounting and financial reporting policies and practices of the Fund structure Monitors corporate governance matters and makes recommendations in respect facilitates Governance thereof to the Fund’s Board decisive actions Provides assistance to the Fund’s Board in fulfilling its responsibilities with to enhance respect to the oversight of regulatory and fiduciary compliance matters involving Compliance value for all ECAT and fund-related activities of BlackRock, any sub-advisers and the Fund’s other third-party service providers shareholders Securities Oversees the Fund’s securities lending activities, intended to provide additional Lending return for shareholders Acts on matters that may require urgent action between the meetings of the Executive Fund’s Board Source: Appendix C of Definitive Proxy Statements on Schedule 14A, as filed on 4 11 2025 16

BlackRock and the Board engage with all shareholders

KARPUS SUPPORTS BLACKROCK CEF BOARD: PRODUCT OF CONSTRUCTIVE ENGAGEMENT AND VALUE CREATION INITIATIVES

- **BlackRock Advisors and the Board seek to actively engage with all shareholders**
- **We approach these engagements with the goal of finding reasonable solutions to address shareholder concerns, including when those concerns are raised by institutional investors and hedge funds**
- The **success of our engagement** is exemplified by our three-year settlement (2024) with one of our largest CEF shareholders, **Karpus Management (Karpus)**
- On May 3, 2024, Karpus entered into agreements to **support the Board at all BlackRock-advised CEFs that it holds,** including ECAT

KARPUS INVESTMENT MANAGEMENT

"Our recent engagement with BlackRock was constructive and productive, resulting in fund enhancements that we believe will add to what BlackRock is already doing to address discounts and enhance the total return to shareholders of these closed-end funds. BlackRock's management team as well as the funds' Boards have taken more steps than most other closed-end fund managers to benefit Karpus' clients as well as all shareholders of these funds."

- Daniel L. Lippincott, CFA
President and Chief Investment Officer, Karpus Investment Management

SABA SETTLED WITH 50 BLACKROCK CLOSED-END FUNDS

- In January 2025, Saba and 50 BlackRock CEFs entered into standstill agreements that contain certain agreements through the CEFs' 2027 annual meetings
  - Note that the settlement **excluded ECAT**
- The settlement agreements also include:
  - Certain **customary standstill covenants** and **voting commitments** applicable to Saba
  - **Mutual non-disparagement provisions** applicable to Saba and BlackRock
  - Saba support for Board nominees through the 2027 annual meeting

"This is a monumental outcome for shareholders. … Our settlement with BlackRock shows that there is a path to a win-win outcome for managers and shareholders."

boaz weinstein
@boazweinstein

Hedge fund Saba settles with BlackRock funds after activist battle

The two sides are still litigating over one remaining fund, the BlackRock ESG Capital Allocation Term Trust, known as ECAT, because Saba is challenging the way directors are elected, which requires an outright majority.

FINANCIAL TIMES

Source: SEC filings, press releases/statements

BlackRock

17

ECAT: a record of taking action to mitigate discounts and generate superior shareholder returns How does action help ECAT’s Premium (Discount) to NAV ACTION TAKEN reduce CEF discount? Open market share Repurchase CEF A A Nov 2021 repurchase program shares at discount 0% Distribution rate Increase income to B B D B B E increases shareholders C Repurchase up to (3.1%) Discount management 2.5% of CEF shares (5%) C program quarterly if trading at >7.5% discount Increase CEF Inclusion in CEF index D visibility liquidity Repurchase minimum The Fund’s Board has of 5% of outstanding (10%) narrowed discounts by Discount management +80% since January common shares at a E 20231 program renewal price equal to 98% of NAV Limited term providing Liquidity at NAV (15%) 100% liquidity at NAV Fund of funds Provides additional agreement demand for CEFs (19.2%) (20%) Managed level-rate Enhances CEF yield Jan 2023 Jul 2023 Jan 2024 Jul 2024 Jan 2025 distribution plan stability Source: Morningstar as of 3 31 2025 Note: 1 Compared to NAV discount as of 1 2 2023 18

ECAT's Board has taken more actions to mitigate discounts than any peer fund's Board

ECAT leads the way in discount management with a full suite of proactive initiatives, setting the standard among its peers

		Peers								
Action Taken	**ECAT**	**BXSY**	**GLV**	**GLO**	**FT**	**PDX**	**RCG**	**RIV**	**OPP**	**SPE**
Current Discount *(as of 3/31/2025)*	-3.1%	-35.7%	-11.9%	-12.7%	-8.1%	-3.8%	-9.6%	-2.8%	-6.1%	-8.6%
Discount management program	✓	✗	✗	✗	✗	✗	✗	✗	✗	✗
Limited term providing 100% liquidity at NAV *(excludes contingent conversion to open-end fund)*	✓	✗	✗	✗	✗	✓	✗	✗	✗	✗
Distribution rate increases since 2024	✓	✗	✗	✓	✗	✓	✗	✗	✗	✓
Repurchased shares[1]	✓	✗	✓	✓	✗	✗	✗	✗	✗	✓
Inclusion in CEF indices tracked by the largest ETFs of CEFs	✓	✗	✗	✓	✗	✓	✗	✓	✗	✗

BlackRock

Source: Morningstar, Company Filings

Note: See appendix for peer set and Benchmark inclusions; [1] Checkmarks reflect funds that repurchased any shares in connection with publicly announced plans or programs in 2022-2025

19

The answer is clear – only the ECAT Board has the best interests of shareholders in mind and BlackRock is the right manager for the Fund

ECAT’s Board is the best choice for shareholders and BlackRock is the right manager for the Fund ECAT’s Board represents the best interests of all our shareholders. CEF holders invest in these fixed-term products for predictable distributions over time and across investment cycles ECAT is a top performing fund, delivering exceptional results to shareholders on all measurable metrics ECAT’s Board and BlackRock continuously take decisive action to address discounts to NAV ECAT’s highly qualified Board brings to bear the right set of skills to oversee the Fund for the best interests of all shareholders ECAT’s governance is appropriate and proven, generating superior shareholder returns Change is NOT ECAT’s Board is the BEST choice for all shareholders and warranted BlackRock is the RIGHT manager for ECAT 21

Appendix

Investment Process

Investment process leverages the breadth of **BlackRock's global macro research**, the depth and **experience of the Global Allocation Team**, and the **specialised expertise across the Global Fixed Income group** to deliver on investment objectives with **ESG considerations embedded at every step of the process.**

Macro Regime Identification

- Through rigorous macroeconomic research, the team seeks to **identify prevailing macro regime**
- Drivers, direction, and pace of regime changes serve as foundation for **asset allocation framework**
- Daily interactions with fundamental analysts allows bottom-up research to inform & shape top-down views

Asset Allocation

- Sophisticated **regional and industry analysis** helps guide security selection process by striving to **identify areas of highest investment opportunity**
- PEXT/NEXT framework implemented so as to orient the portfolio **toward "positive externality" issuers**
- Looks at **sustainable investments** and aims to capitalize on untapped opportunities emerging across industries



Core Exposures
Differentiated Alpha
Thematic Positioning
Risk Management

Security Selection

- Fundamental analyst- sourced securities provide foundation for core fundamental, high conviction corporate securities – inputs entered into proprietary "Mosaic" platform
- Optimization tools assist the sizing process of securities
- Extensive collaboration between GA and GFI in researching companies and identifying opportunities globally

Analysis and Review

- Daily investment review provides real time portfolio monitoring and insight to **best risk/reward trade-offs**
- **Climate metrics** monitored and evaluated in real time to assist in measuring impact

Global stocks
Seeking high cash flow growth opportunities

Global bonds
Looking across the universe to potentially source income efficiently

Privates
Dedicated teams that specialize in private investing. Can invest up to 25% in privates

Derivatives
Tactical management of options to potentially increase returns and generate cash flow

Source: BlackRock as of 3/31/2025

BlackRock. 23

Peer sets

Unless otherwise specified, peer sets include the below peers

Peers	Expense Ratio Peers	Benchmark
• Bexil Investment Trust (BXSY) • BlackRock Capital Allocation Term (BCAT) • Clough Global Dividend and Income Fund (GLV) • Clough Global Opportunities Fund (GLO) • Franklin Universal Trust (FT) • PIMCO Dynamic Income Strategy Fund (PDX) *Morningstar added PDX effective 1/1/2024* • RENN Fund (RCG) • RiverNorth Opportunities Fund Inc. (RIV) • RiverNorth/DoubleLine Strategic Opp Fund (OPP) • Special Opportunities Fund (SPE)	• Bexil Investment Trust (BXSY) • BlackRock Capital Allocation Term (BCAT) • Clough Global Dividend and Income Fund (GLV) • Clough Global Opportunities Fund (GLO) • Franklin Universal Trust (FT) • PIMCO Dynamic Income Strategy Fund (PDX) *Morningstar added as of 1/1/2024* • RiverNorth/DoubleLine Strategic Opp Fund (OPP) • RiverNorth Opportunities Fund Inc. (RIV)	• 65% MSCI ACWI Index • 35% Bloomberg US AGG Total Return Index

BlackRock.
24

BlackRock Global Allocation Team: Rick Rieder Rick Rieder is a Senior Managing Director and portfolio manager at BlackRock, leading the Global Allocation Investment team. He serves as Chief Investment Officer of Global Fixed Income and chairs the BlackRock Investment Council. Rieder joined BlackRock in 2009 after being President and CEO of R3 Capital Partners. He has held roles with the U.S. Treasury and is currently on advisory committees for the Federal Reserve, Alphabet Google, and UBS. Previously, Rieder was with Lehman Brothers from 1987 to 2008, leading the Global Principal Strategies team and credit businesses. He holds a BBA from Emory University and an MBA from The Wharton School. He is involved with Emory University, serving on its board and finance committee, and founded the business school’s BBA investment fund. Rieder is active in charitable work, chairing North Star Academy’s Charter Schools and Graduation Generation Public School Collaboration. He is a Trustee for the US Olympic Foundation and serves on advisory councils for the Hospital for Special Surgery and Communities in Schools Educational Foundation. In 2015, he was honored for his contributions to public education in Atlanta. Source: Public sources; FactSet 25

BlackRock Global Allocation Team: Russ Koesterich Russ Koesterich, CFA, JD, Managing Director and portfolio manager, is a member of the Global Allocation team and the lead portfolio manager of the GA Selects Model Portfolios. Mr. Koesterich’s service with BlackRock dates back to 2005, including his years with Barclays Global Investors (BGI), which merged with BlackRock in 2009. He joined the BlackRock Global Allocation team in 2016 as Head of Asset Allocation and was named a portfolio manager of the fund in 2017. Previously, he was BlackRock’s Global Chief Investment Strategist and Chairman of the Investment Committee for the Model Portfolio Solutions business, and formerly served as the Global Head of Investment Strategy for scientific active equities and as senior portfolio manager in the US Market Neutral Group. Prior to joining BGI, Mr. Koesterich was the Chief North American Strategist at State Street Bank and Trust. He began his investment career at Instinet Research Partners where he occupied several positions in research, including Director of Investment Strategy for both U.S. and European research, and Equity Analyst. He is a frequent contributor to financials news media. Mr. Koesterich earned a BA in history from Brandeis University, a JD from Boston College and an MBA from Columbia University. He is a CFA® Charterholder. Source: Public sources; FactSet 26

BlackRock Global Allocation Team: Sarah Thompson Sarah Thompson, CFA, Managing Director, is a member of the Global Allocation Team and Head of Fundamental Equity Strategy, leading the bottom-up fundamental research team and equity security selection. Sarah is also part of the platform’s Investment Leadership Team and collaborates with the portfolio managers on multiple investment decisions. In addition, Sarah is a named portfolio manager on several funds across the platform. Ms. Thompson joined the BlackRock Global Allocation team in 2018 and was named Head of Fundamental Equity Strategy in 2024. Prior to this, she was a senior investor primarily responsible for coverage of the chemicals, metals & mining, midstream & utilities sectors as well as global fundamental credit, private placements, and distressed investments. Her service with BlackRock dates back to 2013, when she joined as Head of Americas and Global Director of Credit Research across Fundamental Fixed Income. Prior to joining Blackrock in 2013, Mrs. Thompson was a Managing Director at Barclays heading the U.S. Distressed Desk Analyst Group. Prior to joining Barclays in September 2008, Ms. Thompson headed the Industrials pod for High Grade and High Yield Research at Lehman Brothers. Ms. Thompson joined Lehman Brothers in 1999 covering high yield manufacturing, services and automotive sectors. Prior to joining Lehman Brothers, she covered similar industries for CIBC World Markets, which she joined in 1996 after working in the mortgage consulting group at KPMG Peat Marwick. Ms. Thompson earned a BSBA degree in Accounting from Georgetown University. She is a CFA® Charterholder and completed the Certified Public Accountant exam. Source: Public sources; FactSet 27

BlackRock Global Allocation Team: Randy Berkowitz Randy Berkowitz, CFA, Managing Director, is a member of the Global Allocation Team and Head of Quantitative Strategy, which serves to drive the Team’s asset allocation process, security sizing and risk oversight, as well as management of systematic strategies held within the Fund. Randy is also part of the platform’s Investment Leadership Team and collaborate with the portfolio managers on multiple investment decisions. In addition, Randy is a named portfolio manager on several strategies across the platform. Mr. Berkowitz joined the BlackRock Global Allocation team in 2008 to oversee the build-out of the Team’s quantitative analytic capabilities and subsequently conduct fundamental research. In 2016, he led the development of the quantitative strategies and research for Global Allocation. He joined BlackRock in 2004 as an Analyst in the Portfolio Analytics Group where he helped design and deliver analytic solutions to BlackRock’s Portfolio Management teams. In this role, he led strategic initiatives to improve BlackRock’s Green Package analytic suite. Mr. Berkowitz helped manage the Merrill Lynch Investment Managers BlackRock Equity integration for the Portfolio Analytics Group in 2007. Mr. Berkowitz earned a BA degree in Astrophysics from Columbia University. He is a CFA® Charterholder. Source: Public sources; FactSet 28

BlackRock Global Allocation Team: Ashley Schulten Ashley Schulten is a Managing Director in the Office of the CIO for Fundamental Fixed Income. She leads the Fixed Income Investor Relations team and the Sustainability Research and Engagement team. She sits on the Fundamental Fixed Income Executive Committee. She joined BlackRock in 2012 working within the Portfolio Management Group. Ashley has over 30 years’ experience in global fixed income markets. Prior to joining BlackRock, Ashley was an interest rate and options trader at Goldman, Sachs, and JP Morgan. She conducted the first U.S. Treasury Trade over the internet in 1996. She is a founding member of the ICMA Green Bond Principles and has participated in multiple climate finance initiatives globally. Ashley is an Aspen Institute First Movers Fellow and sits on the board of the Mianus River Gorge, the first land conservancy project for the Nature Conservancy. She previously sat on the board of Women In Need, New York City’s largest provider of shelter for homeless families. Ashley enjoys competitive equestrian events, her dogs, and mentoring. She holds a B.A. in Political Science from Vanderbilt University. Source: Public sources; FactSet 29

ECAT Board Members: R. Glenn Hubbard R. Glenn Hubbard has served in numerous roles in the field of economics, including as the Chairman of the U.S. Council of Economic Advisers of the President of the United States. Dr. Hubbard’s experience as an adviser to the President of the United States adds a dimension of balance to each Fund’s governance and provides perspective on economic issues. Dr. Hubbard has served as the Dean of Columbia Business School, as a member Skills experience of the Columbia Faculty and as a Visiting Professor at the John F. Kennedy School Public service or academic positions of Government at Harvard University, the Harvard Business School and the Registered closed-end University of Chicago. fund Other investment fund Dr. Hubbard’s prior service on the board of ADP and current service on the asset management boards of TotalEnergies and MetLife Insurance Company allows him to bring to ESG the Board the benefit of his experience with the management practices of other Public company board financial companies. Consulting Dr. Hubbard’s long-standing service on the boards of directors trustees of Other finance and the closed-end funds in the BlackRock Fixed-Income Complex also provides accounting him with a specific understanding of the Fund, operations, and the business and Risk management and compliance regulatory issues facing the Fund. Dr. Hubbard’s independence from the Fund and the Advisors enhances his service as Chair of the Board, Chair of the Executive Committee and a member of the Governance Committee, the Compliance Committee and the Performance Oversight Committee. Source: Public sources; FactSet 30

ECAT Board Members: W. Carl Kester The Board benefits from W. Carl Kester’s experiences as a professor and author in finance, and his experience as a member of the Harvard Business School faculty since 1981 (including positions as the George Fisher Baker Jr. Professor of Business Administration from 2006 to 2022, Deputy Dean of Academic Affairs from 2006 to 2010, a current Baker Foundation Professor and George Fisher Baker Jr. Professor of Business Administration, Emeritus) adds to the Fund’s Skills experience Board a wealth of expertise in corporate finance and corporate governance. Public service or academic positions Dr. Kester has authored and edited numerous books and research papers on Registered closed-end both subject matters, including co-editing a leading volume of finance case fund Other investment fund studies used worldwide. asset management Dr. Kester’s long-standing service on the boards of directors trustees of ESG the closed-end funds in the BlackRock Fixed-Income Complex also provides Consulting him with a specific understanding of the Fund, its operation, and the business Other finance and and regulatory issues facing the Fund. accounting Risk management and Dr. Kester’s independence from the Fund and the Advisor enhances his service as compliance a Vice Chair of the Board, Chair of the Governance Committee and a member of the Executive Committee, the Compliance Committee, the Performance Oversight Committee, the Discount Committees and the Securities Lending Committee. Source: Public sources; FactSet 31

ECAT Board Members: Cynthia L. Egan Cynthia L. Egan brings to the Fund’s Board a broad and diverse knowledge of investment companies and the retirement industry as a result of her many years of experience as President, Retirement Plan Services, for T. Rowe Price Group, Inc. and her various senior operating officer positions at Fidelity Investments, including her service as Executive Vice President of FMR Co., President of Fidelity Institutional Services Company and President of the Fidelity Charitable Gift Fund. Skills experience Ms. Egan has also served as an advisor to the U.S. Department of Treasury as an Executive leadership expert in domestic retirement security. Public service or academic positions Ms. Egan began her professional career at the Board of Governors of the Federal Registered closed-end fund Reserve and the Federal Reserve Bank of New York. Other investment fund asset management Ms. Egan is also a director of UNUM Corporation, a publicly traded insurance ESG company providing personal risk reinsurance, and a director and Chair of the Public company board Board of directors of The Hanover Group, a public property casualty insurance Consulting company. Ms. Egan is also the lead independent director and non-executive Other finance and Vice Chair of the Board of directors of Huntsman Corporation, a publicly traded accounting Retail or retirement manufacturer and marketer of chemical products. market Risk management and Ms. Egan’s independence from the Fund and the Advisor enhances her service as compliance Chair of the Compliance Committee, and a member of the Governance Committee the Performance Oversight Committee, the Discount Committee and the Securities Lending Committee. Source: Public sources; FactSet 32

ECAT Board Members: Robert Fairbairn



Skills/experience

- *Executive leadership*
- *Registered closed-end fund*
- *Other investment fund / asset management*
- *ESG*
- *Other finance and accounting*
- *Retail or retirement market*
- *Risk management and compliance*

Robert Fairbairn is responsible for key strategic relationships and initiatives with some of BlackRock's largest global clients. Since joining the firm in 1993, he has led many of BlackRock's most important business divisions and served on the Global Executive Committee since inception.

His prior roles included **Head of the Strategic Partner Program, Head of the Strategic Product Management Group, Global Head of Wealth Management and iShares, Head of the Global Client Group and Head of BlackRock's International Business.** Robert also played a leading role in BlackRock's mergers with Merrill Lynch investment Managers and Barclays Global Investors.

Robert **serves as a Director on the boards of BlackRock's U.S. mutual fund complexes**. As Co-Chair of the Human Capital Committee, the Talent Sub Committee of the Global Executive Committee (GEC) and the Managing Director Promotion Committee, Robert plays a key role in talent development for the firm. He also oversees the BlackRock Alumni Program, which launched in 2022.

Robert is **Vice Chair of the Campaign Board of Durham University**. He sits on the **British American Business Advisory Board as well as the American Associates of the National Theatre Board**.

Source: Public sources; FactSet

BlackRock. 33

ECAT Board Members: Lorenzo A. Flores The Fund’s Board benefits from Lorenzo A. Flores’s many years of business, leadership and financial experience in his roles at various public and private companies. In particular, Mr. Flores’s service as Chief Financial Office of Lattice Semiconductor Corporation, Chief Financial Officer of Intel Foundry, Chief Financial Officer and Corporate Controller of Xilinx, Inc. and Vice Chairman of Skills experience Kioxia, Inc. and his long experience in the technology industry allow him to Executive leadership provide insight into financial, business and technology trends. Registered closed-end fund Mr. Flores’s knowledge of financial and accounting matters qualifies him to serve ESG as a member of the Audit Committee, and his independence from the Fund and Consulting the Advisor enhances his service as a member of the Performance Oversight Other finance and accounting Committee. Risk management and compliance Technology Source: Public sources; FactSet 34

ECAT Board Members: Stayce D. Harris The Fund’s Board benefits from Stayce D. Harris’s leadership and governance experience gained during her extensive military career, including as a three-star Lieutenant General of the United States Air Force. In her most recent role as Inspector General of the Air Force, Ms. Harris reported to the Secretary and Chief of Staff of the Air Force on matters concerning Air Force effectiveness, efficiency and the military discipline of active Skills experience duty, Air Force Reserve and Air National Guard forces. Executive leadership Public service or Ms. Harris’s experience on governance matters includes oversight of inspection academic positions policy and the inspection and evaluation system for all Air Force nuclear and Registered closed-end fund conventional forces; oversight of Air Force counterintelligence operations and ESG service on the Air Force Intelligence Oversight Panel; investigation of fraud, Public company board waste and abuse; and oversight of criminal investigations and complaints Consulting resolution programs. Other finance and Ms. Harris is also a director of The Boeing Company. accounting Risk management and compliance Ms. Harris’s independence from the Fund and the Advisor enhances her service Technology as a member of the Compliance Committee and the Performance Oversight Committee. Source: Public sources; FactSet 35

ECAT Board Members: J. Phillip Holloman Phillip Holloman serves as Interim Executive Chairman, President and Chief Executive Officer of Vestis Corporation and retired from Cintas as President and Chief Operating Officer in 2018. Mr. Holloman is a founding member of Cintas’ diversity committee and received the Excalibur Award, the company’s highest distinction reserved for business executives who demonstrate excellence during their tenure. Skills experience He serves as a member of the BlackRock Fixed Income Board and was Executive leadership previously a member of the boards of directors for Pulte Group (NYSE: PHM) Public service or academic positions and Rockwell Automation (NYSE: ROK). Registered closed-end fund In addition, Mr. Holloman serves as a member of the board of directors for the ESG Urban League of Greater Southwestern Ohio and on the board of trustees for Public company board the University of Cincinnati. Other finance and accounting Mr. Holloman’s independence from the Fund and the Advisor enhances his Retail or retirement service as a member of the Governance Committee and the Performance market Technology Oversight Committee. Source: Public sources; FactSet 36

ECAT Board Members: Catherine A. Lynch Catherine A. Lynch, who served as the Chief Executive Officer and Chief Investment Officer of the National Railroad Retirement Investment Fund, benefits the Fund’s Board by providing business leadership and investment experience and a diverse knowledge of pensions and endowments. Ms. Lynch serves as a trustee, and chair of the audit committee, of PennyMac Mortgage Investment Trust, a specialty finance company that invests primarily in Skills experience mortgage-related assets. She is also the Chair of the Investment Advisory Executive leadership Committee for the New York State Common Retirement Fund, the third-largest Public service or academic positions public pension fund in the country. Ms. Lynch also holds the designation of Registered closed-end Chartered Financial Analyst. fund Other investment fund asset management Ms. Lynch’s knowledge of financial and accounting matters qualifies her to serve ESG as Chair of the Audit Committee, where she holds financial expert status. Public company board Ms. Lynch’s independence from the Fund and the Advisor enhances her service as Other finance and accounting Chair of the Discount Committees and the Securities Lending Committee and a Retail or retirement member of the Governance Committee and the Performance Oversight market Risk management and Committee. compliance Source: Public sources; FactSet 37

ECAT Board Members: John M. Perlowski John M. Perlowski’s experience as Managing Director of BlackRock, Inc. since 2009, as the Head of BlackRock Global Accounting and Product Services since 2009, and as President and Chief Executive Officer of the Fund provides him with a strong understanding of the Fund, its operations, and the business and regulatory issues facing the Fund. Mr. Perlowski’s prior position as Managing Director and Chief Operating Officer Skills experience of the Global Product Group at Goldman Sachs Asset Management, and his Executive leadership former service as Treasurer and Senior Vice President of the Goldman Sachs Registered closed-end fund Mutual Funds and as Director of the Goldman Sachs Offshore Funds provides Other investment fund the Board with the benefit of his experience with the management practices of asset management ESG other financial companies. Other finance and Mr. Perlowski also serves as a trustee for the funds in the BlackRock Multi- accounting Retail or retirement Asset Complex. Mr. Perlowski’s experience with BlackRock enhances his service market as a member of the Executive Committee. Risk management and compliance Source: Public sources; FactSet 38

ECAT Board Members: Arthur P. Steinmetz



Skills/experience

- ✓ *Executive leadership*
- ✓ *Registered closed-end fund*
- ✓ *Other investment fund / asset management*
- ✓ *Public company board*
- ✓ *Consulting*
- ✓ *Other finance and accounting*
- ✓ *Retail or retirement market*
- ✓ *Risk management and compliance*

The Board benefits from Arthur P. Steinmetz's many years of business and leadership experience as an executive, chairman and director of various companies in the financial industry.

Mr. Steinmetz's service **as Chairman, Chief Executive Officer and President of the OppenheimerFunds, Inc. and as Trustee, President and Principal Executive Officer of certain OppenheimerFunds funds** provides insight into the asset management industry. Mr. Steinmetz also **served as a portfolio manager for decades**.

He has also **served as a Director of ScotiaBank (U.S.)**. Mr. Steinmetz's knowledge of financial and accounting matters qualifies him to serve as a member of the Audit Committee.

Mr. Steinmetz's independence from the Fund and the Advisor enhances his service as Chair of the Performance Oversight Committee and a member of the Discount Committee.

Source: Public sources; FactSet

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